      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2001
                                                    REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  dELiA*S CORP.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      DELAWARE                                          13-3963754
(STATE OR OTHER JURISDICTION OF           (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                  435 Hudson Street, New York, New York 10014
                                 (212) 807-9060
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ALEX S. NAVARRO, ESQ.
                                 dELiA*s CORP.
                  435 HUDSON STREET, NEW YORK, NEW YORK 10014
                                 (212) 807-9060

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                            Jeffrey A. Horwitz, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                               New York, New York,
                                   10036-8299
                                 (212) 969-3000

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement has been declared effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-62354

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                             Proposed maximum     Proposed maximum     Amount of
  Title of each class of      Amount to be  aggregate offering   aggregate offering   registration
securities to be registered    registered     price per unit            price            fee (1)
--------------------------------------------------------------------------------------------------
Class A Common Stock,           740,000           $5.50              $4,070,000          $1,018
par value $.01 per share        shares

===================================================================================================


(1) Calculated pursuant to Rule 457 under the Securities Act of 1933, as amended, based on the offering price of the securities registered.

                                EXPLANATORY NOTE

      This registration statement is being filed with respect to the registration of additional shares of Class A common stock of dELiA*s Corp. (the "Company"), a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information in the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (File No. 333-62354) pursuant to the Securities Act of 1933, as amended, is incorporated by reference in this Registration Statement.

      The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 20, 2001.

                                          dELiA*S CORP.

                                          By    /s/ Stephen I. Kahn
                                                --------------------------------
                                                Stephen I. Kahn
                                                Chairman and
                                                Chief Executive Officer


                        SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                      TITLE                             DATE

/s/ Stephen I. Kahn             Chief Executive Officer           June 20, 2001
------------------------        and Chairman of the Board
Stephen I. Kahn                 (principal executive officer)


/s/ Dennis Goldstein            Chief Financial Officer and       June 20, 2001
------------------------        Treasurer (principal financial
Dennis Goldstein                and accounting officer)


/s/ Clare Copeland              Director                          June 20, 2001
------------------------
Clare Copeland


/s/ Christopher C. Edgar        Director                          June 20, 2001
-------------------------
Christopher C. Edgar


/s/ Evan Guillemin              Director                          June 20, 2001
-------------------------
Evan Guillemin

/s/ S. Roger Horchow            Director                          June 20, 2001
-------------------------
S. Roger Horchow


/s/ Geraldine Karetsky          Director                          June 20, 2001
-------------------------
Geraldine Karetsky


/s/ Timothy Nye                 Director                          June 20, 2001
-------------------------
Timothy Nye


/s/ Joseph J. Pinto             Director                          June 20, 2001
------------------------
Joseph J. Pinto


/s/ Douglas R. Platt            Director                          June 20, 2001
------------------------
Douglas R. Platt


/s/ Andrea Weiss                Director                          June 20, 2001
------------------------
Andrea Weiss

                                  EXHIBIT INDEX

         EXHIBIT NO.           EXHIBIT DESCRIPTION

            5 Opinion of Alex S. Navarro, Esq., General Counsel of the Company regarding legality of securities

            23.1        Consent of Ernst & Young LLP

            23.2        Consent of Deloitte & Touche LLP

            23.3 Consent of Alex S. Navarro, Esq. (included in the opinion filed as Exhibit 5)